Exhibit 14.2

Audit • Tax • Advisory

Grant Thornton Argentina S.R.L.
Av. Corrientes 327 3° Piso
CP 1043, Buenos Aires, Argentina

T (54-11) 4105-0000
F (54-11) 4105-0100
www.GrantThornton.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 6, 2014, with respect to the financial statements of Pointer Localizacion y Asistencia S.A. for the years ended December 31, 2013, 2012, and 2011; such report has been included in the Annual Report of Pointer Telocation Ltd., on Form 20-F for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Pointer Telocation Ltd., on Forms F-3 (No. 333-111019, No. 333-119998, No. 333-126257, No. 333-143399, No. 333-167144, 333-187384 and 333-194483) and on Forms S-8 (No. 333-173155, No. 333-118897, No. 333-113420, No. 333-141306, and No. 333-139717) filed with the Securities and Exchange Commission.

/s/ GRANT THORNTON ARGENTINA S.C.

Buenos Aires, Argentina
March 26, 2014